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             SEPTEMBER 25, 1996 - INFORMATION ON DISTRIBUTION   EXHIBIT 28.7
                                   TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   A-1     $23,827,000   $18,141,539    5.750%     $86,928       $86,928   $1,418,551      $16,722,988
   A-2      36,173,000    36,173,000    6.330%     190,813       190,813            0       36,173,000
   A-3      40,000,000    37,970,369  variable     188,814       188,814      691,509       37,278,860
    I                0             0  variable      73,041        73,041            0                0


          $100,000,000   $92,284,908              $539,596      $539,596   $2,110,060      $90,174,848


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